                                                                   EXHIBIT 23.2



The Board of Directors
First Interstate BancSystem of Montana, Inc.:

We consent to the use of our report included herein and to the reference to our firm under the heading "Experts" in the prospectus.


/s/ KPMG Peat Marwick LLP
Billings, Montana
June 25, 1997